Cohen & Steers, Inc.
1166 Avenue of the Americas
New York, NY 10036-2708
Tel (212) 832-3232

Contact:
Brian Meta
Senior Vice President
Head of Investor Relations and FP&A
Tel (212) 796-9353

COHEN & STEERS REPORTS RESULTS FOR FIRST QUARTER 2026

New York, NY, April 16, 2026—Cohen & Steers, Inc. (NYSE: CNS) today reported its results for the quarter ended March 31, 2026. The earnings release along with the accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for First Quarter 2026 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Earnings Archive."

Conference Call

The company will host a conference call tomorrow, Friday, April 17, 2026, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer, Joseph Harvey, interim chief financial officer, Michael Donohue, and president and chief investment officer, Jon Cheigh.

Investors and analysts can access the live conference call by dialing 800-715-9871 (U.S.) or +1- 646-307-1963 (international); passcode: 8494569. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting approximately two hours after the conference call concludes and can be accessed at 800-770-2030 (U.S.) or +1-609-800-9909 (international); passcode: 8494569. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations" under “Financials." The webcast will be archived on the website for one month.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.